Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the UBS, Longbow Research,
Susquehanna and Sidoti Conferences

Clayton, MO, January 22, 2014 - Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one meetings with investors on the following dates:
February 11, 2014: UBS SMID Cap One-on-One Symposium (Boston);
February 25, 2014: Longbow Research Basic Materials Investor Conference (New York City);
March 11, 2014: Susquehanna Chemical Conference (Boston); and
March 18, 2014: Sidoti & Company Emerging Growth Institutional Investor Forum (New York City).
In addition, Olin’s senior management will make a formal presentation at the Sidoti & Company Emerging Growth Institutional Investor Forum at 8:00 AM Eastern time.

Copies of the presentation slides for these meetings will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with nine U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Click here for more information on Olin.

2014-02